Exhibit 16.1

May 10, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Ladies and Gentlemen:

We have read the statements of Dolat Ventures, Inc. (the “Company”) pertaining to our firm included under Item 4.01 of Form 8-K, to be filed on or about May 10, 2011 and agree with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.